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                                                                   EXHIBIT 10.40

                         HORSESHOE GAMING HOLDING CORP.
                           DEFERRED COMPENSATION PLAN

WHEREAS, Horseshoe Gaming Holding Corp. (the "Employer") heretofore adopted the Horseshoe Gaming Deferred Compensation Plan (the "Horseshoe Plan"); and

WHEREAS, Empress Entertainment, Inc. ("Empress") heretofore adopted the Empress Entertainment, Inc. And Subsidiaries Executive Deferred Compensation Plan (the "Empress Plan"); and

WHEREAS, Empress Casino Joliet Corporation ("Empress Joliet") and Empress Casino Hammond Corporation ("Empress Hammond"), subsidiaries of Empress, heretofore adopted the Empress Plan for the benefit of their employees; and

WHEREAS, Empress Joliet assumed the obligations as sponsor of the Empress Plan, and changed the name of the Empress Plan to the "Empress Casino Executive Deferred Compensation Plan", effective as of December 1, 1999; and

WHEREAS, the Employer acquired Empress Joliet and Empress Hammond as of December 1, 1999; and

WHEREAS, the Employer and Empress Joliet desire to merge the Horseshoe Plan with the Empress Plan;



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NOW, THEREFORE, effective as of April 1, 2000, the Empress Plan is merged into the Horseshoe Plan, with the Horseshoe Plan being renamed the "Horseshoe Gaming Holding Corp. Deferred Compensation Plan" and being amended and restated to read in its entirety as follows:

SECTION 1. PURPOSE OF PLAN

The Plan is unfunded and is maintained for the purpose of providing deferred compensation to a select group of management and highly compensated employees of the Company and any Subsidiaries within the meaning of the United States Code of Federal Regulations Section 2520.104-23 and Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan is expected to encourage the continued employment of the participating employees whose management and individual performance are largely responsible for the success of the Company and its Subsidiaries and to facilitate the recruiting of key management and highly compensated employees required for the continued growth and profitability of the Company and its Subsidiaries.

SECTION 2. DEFINITIONS

2.1 "Administrator" means the Board or the committee appointed to administer the Plan in accordance with Section 14.

2.2 "Beneficiary" means the person or entity determined to be a Participant's beneficiary pursuant to Section 13.

2.3  "Board" means the board of directors of the Company.

2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5  "Company" means Horseshoe Gaming Holding Corp.

2.6 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.7 "Participant" means an employee of the Company who is eligible to participate in the Plan pursuant to Section 3.

2.8 "Plan" means the Horseshoe Gaming Holding Corp. Deferred Compensation Plan, as set forth herein and as amended from time to time.

2.9  "Plan Year" means the calendar year.

2.10 "Subsidiary" means any directly or indirectly owned entities of the Company.

SECTION 3. ELIGIBLE EMPLOYEES

The Administrator shall determine which management employees and highly compensated employees of the Company and/or a Subsidiary shall be eligible to participate in the Plan from time to time, the eligibility waiting period and such other conditions as may be applicable from time to time.



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SECTION 4. ELECTION TO DEFER COMPENSATION

A Participant may elect to defer a specified percentage (up to one hundred percent (100%) of his or her base salary and/or any bonus to be paid on his or her behalf for a Plan Year by filing an election with the Administrator (pursuant to Section 5) on or prior to December 31 of the preceding Plan Year. Any election so made shall be binding for any following Plan Year, unless revised on or before December 31 of the immediately preceding Plan Year. Provided, however, that a Participant who first becomes eligible to participate in the Plan after the beginning of a Plan Year shall be entitled to make a deferral election within thirty (30) days after he or she is informed of his or her eligibility to participate in the Plan; and provided, further, that, subject to the consent of the Administrator, during a Plan Year, a Participant may elect to reduce his or her deferral election for the balance of the Plan Year in the event of a "qualified change" in the Participant's status. Any such reduction shall also apply for any following Plan Year, unless revised on or before December 31 of the immediately preceding Plan Year. For this purpose, a "qualified change" shall include, without limitation, the following:

        (i)   the death of the Participant's spouse;

        (ii)  the Participant's spouse losing employment;

        (iii) the Participant's divorce, legal separation or remarriage;

        (iv) an unexpected hardship due to financial circumstances beyond the Participant's control;

        (v) a change in the Participant's employment status or position as a result of the change of equity or voting control of the Company, a merger, consolidation, reorganization, acquisition of or divestiture by the Company or its shareholders, or such other capital or structural change of the Company resulting in the promotion, demotion, material change in duties of or position of the Participant; or

        (vi) such other qualified changes as the Administrator shall determine from time to time.

SECTION 5. MANNER OF ELECTION

Any election made by a Participant under the Plan shall be made in writing by executing such form(s) as the Administrator shall from time to time prescribe.

SECTION 6. ACCOUNTS/VESTING

The Company shall establish and maintain on its books with respect to each Participant a separate account which shall record (a) any amounts deferred by the Participant under the Plan pursuant to the Participant's election, (b) any Company contributions made on behalf of the Participant pursuant to Section 7 below, and (c) the allocation of any investment experience pursuant to Section
8. Subject to the claims of creditors of the Company, a Participant shall at all times have a nonforfeitable (vested) right to his account under the Plan.


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SECTION 7. EMPLOYER MATCHING CONTRIBUTIONS

The Company may match a percentage (as determined by the Board) of the amount deferred by each Participant, or such of the Participants as the Board may, in its sole discretion, from time to time determine. The Company shall have no obligation to make such matching contribution nor shall the fact that matching contributions may be made in one Plan Year create any obligation to make matching contributions at any other time or to any other Participant.

SECTION 8. CREDITS AND ADJUSTMENTS TO ACCOUNTS

Each Participant's account shall be credited with any amounts deferred under the Plan and any Company matching contributions made on behalf of the Participant. Each Participant's account shall be reduced by the amount of any distributions to the Participant from the Plan. Pursuant to procedures established by the Administrator, each Participant's account shall be adjusted as of each business day the New York Stock Exchange is open to reflect the earnings or losses determined by reference to the Participant's investment elections made pursuant to Section 9.

SECTION 9. INVESTMENT OF ACCOUNTS

For purposes of determining the amount of earnings and appreciation and losses and depreciation to be credited to a Participant's account, each Participant's account shall be deemed invested in the investment options (designated by the Administrator as available under the Plan) as the Participant may elect, from time to time, in accordance with such rules and procedures as the Administrator may establish. However, no provision of the Plan shall require the Company to actually invest any amounts in any fund or in any other investment vehicle.

SECTION 10. TIME AND MANNER OF DISTRIBUTION

Distribution of a Participant's account shall be made or commence to the Participant (or, in the event of the Participant's death, to his Beneficiary) within thirty (30) days following the earlier of (1) the Participant's termination of employment with the Company and any "affiliate" thereof (within the meaning of Sections 414(b), (c) and (m) of the Code), or (2) the Participant's death.

Each Participant shall elect, on the election form used to make his or her initial deferral election hereunder, either of the following modes of distribution:

        (a)   a single lump-sum payment; or

        (b)   monthly installments over a period of five (5), ten (10), fifteen
              (15) or twenty (20) years, or over the Participant's "life expectancy" (within the meaning of Section 401(a)(9) of the Code) as the Participant may elect, the amount of each installment to equal the balance of the Participant's account immediately prior to the installment divided by the number of installments remaining to be paid; provided, however, that if a Participant dies after installment payments have commenced, the undistributed balance of the Participant's account, if any, shall be paid to the Participant's Beneficiary in accordance with the provisions of
              Section 13.


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Any election under this Section 10 shall be irrevocable and shall apply to all amounts credited to the Participant's account under the Plan. Provided, however, that the Administrator reserves the right, at any time, to accelerate payments being made in monthly installments by making a single lump-sum payment of the amount then credited to the Participant's account without the consent of the Participant.

SECTION 11. DISTRIBUTION IN THE EVENT OF UNFORESEEABLE EMERGENCY

In the event of an "unforeseen emergency", a Participant may, by filing a written election with the Administrator, elect to receive a distribution from the Plan in an amount not to exceed the lesser of (i) the fair market value of the Participant's account or (ii) the amount necessary to satisfy the unforeseeable emergency. For purposes hereof, an "unforeseeable emergency" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency shall depend upon the facts of each case, but, in any, case, payment may not be made to the extent that such emergency is or may be relieved:

        (i)   through reimbursement or compensation by insurance or otherwise;

        (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

        (iii) by cessation of deferrals under the Plan.

SECTION 12. CHANGE IN CONTROL

Notwithstanding the foregoing, as soon as possible following a "Change of Control" of the Company, each Participant shall be paid his or her entire account balance in a single lump-sum payment.

For purposes of this Section 12, "Change of Control" means (a) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or (b) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of substantially all of the Company's assets.


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In addition, in the event a Subsidiary, for which a Participant is employed, ceases to be a Subsidiary prior to the date the Participant's entire account under the Plan has been distributed, the Participant's account (or remaining balance, as the case may be) shall be paid, as soon as reasonably practicable, to the Participant in a single lump-sum payment, unless the Administrator establishes an alternate method of handling such account, including, without limitation, an assumption of the liability for the value of the account by the Participant's employer and a transfer of any assets held in any trust established pursuant to Section 15.2 with respect to such account.

SECTION 13. BENEFICIARY DESIGNATION

A Participant may designate the person or persons to whom the Participant's account under the Plan shall be paid in the event of the Participant's death. If no Beneficiary is designated, or no designated Beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse or, if none, to the Participant's estate.

SECTION 14. PLAN ADMINISTRATION

14.1 Administration. The Plan shall be administered by the Board or, in the discretion of the Board, a committee or subcommittee of the Board (the "Committee"), appointed by the Board and composed of at least two members of the Board. All references in the Plan to the Administrator shall be understood to refer to the Committee or the Board, whoever shall administer the Plan.

Where the Committee serves as Administrator, in the event that a vacancy on the Committee occurs on account of the resignation of a member or the removal of a member by vote of the Board, a successor member shall be appointed by vote of the Board.

The Administrator shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority shall constitute a quorum, and acts of the Administrator at which a quorum is present, or acts reduced to or approved in writing by all its members, shall be the valid acts of the Administrator.

The Administrator is authorized to interpret and construe any provision of the Plan, to determine eligibility and benefits under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to adopt such forms as it may deem appropriate for the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The Administrator shall be responsible for the day-to-day administration of the Plan. Determinations, interpretations or other actions made or taken by the Administrator under the Plan shall be final and binding for all purposes and upon all persons.



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14.2 Review Procedure. The purpose of the review procedure set forth in this
     Section 14.2 is to provide a procedure by which a Participant or Beneficiary under the Plan, or the duly authorized representative of any such Participant or Beneficiary, may have a reasonable opportunity to appeal a denied claim to the Administrator for a full and fair review. To accomplish that purpose, the Participant or Beneficiary, or the duly authorized representative of any Participant or Beneficiary, may:

        (a) request a review by the Administrator upon written application to it;

        (b)   review pertinent documents; and

        (c)   submit issues and comments in writing.

A Participant or Beneficiary may request a review of a denied claim by filing a written application with the Administrator at any time within sixty (60) days after receipt by the Participant or Beneficiary of written notice of denial of the claim.

The decision on review shall be made by the Administrator, which may, in its discretion, hold a hearing on a denied claim. The Administrator shall issue a decision within sixty (60) days after receipt of an application for review unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of a request for review. In the event that the decision is not furnished within the appropriate time, the claim shall be deemed denied. If an extension of time for review is required, written notice of the extension shall be furnished to the Participant or Beneficiary prior to commencement of the extension. The decision to review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Participant and Beneficiary, and specific references to the pertinent Plan provisions on which the decision is based. The Administrator shall have discretionary authority to interpret and apply the provisions of the Plan with respect to, and to make any factual determination in connection with, any benefit claim, and the decision of the Administrator shall be final and binding upon all parties.

SECTION 15. FUNDING

15.1 Plan Unfunded. The Plan is unfunded for tax purposes and for purposes of Title I of ERISA. Accordingly, the obligation of the Company to make payments under the Plan constitutes solely an unsecured (but legally enforceable) promise of the Company to make such payments, and no person, including any Participant or Beneficiary shall have any lien, prior claim or other security interest in any property of the Company as a result of this Plan. Any amounts payable under the Plan shall be paid out of the general assets of the Company and each Participant and Beneficiary shall be deemed to be a general unsecured creditor of the Company.

15.2 Rabbi Trust. The Company may create a grantor trust to pay its obligations hereunder (a so-called rabbi trust), the assets of which shall be treated, for all purposes, as the assets of the Company. The terms of the trust shall generally conform to the terms of the model trust described in Revenue Procedure 92-64. In the event the trustee of such trust is unable or unwilling to make payments directly to Participants and Beneficiaries and such trustee remits payments to the Company for delivery to Participants and Beneficiaries, the Company shall promptly remit such amount, less applicable income and other taxes required to be withheld, to the Participant or Beneficiary.


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SECTION 16. AMENDMENT

The Company, by resolution of the Board, shall have the right to amend, suspend or terminate the Plan at any time; provided, however, that no such action shall, without the Participant's consent, impair the Participant's right with respect to any existing account under the Plan.

SECTION 17. NO ASSIGNMENT

A Participant's right to the amount credited to his account under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's Beneficiary.

SECTION 18. SUCCESSORS AND ASSIGNS

The provisions of this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant, his or her Beneficiaries, heirs, legal representatives and assigns.

SECTION 19. NO CONTRACT OF EMPLOYMENT

Nothing contained herein shall be construed as a contract of employment between a Participant and the Company, or as a right of the Participant to continue in employment with the Company, or as a limitation of the right of the Company to discharge the Participant at any time, with or without cause.

SECTION 20. GOVERNING LAW

This Plan shall be subject to and construed in accordance with the provisions of ERISA, where applicable, and otherwise by the laws of the State of Nevada.

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IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this
Plan to be executed as of the ____ day of _______________, 2000.


                                               HORSESHOE GAMING HOLDING CORP.


                                               By
                                                  ------------------------------
                                                      Authorized Officer


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